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                              Exhibit 23(d)(2)(jjj)

Amendment to Morningstar Asset Allocation Management Agreement - TA IDEX Multi-Manager International Fund


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                          AMENDMENT TO ASSET ALLOCATION
                              MANAGEMENT AGREEMENT

This Amendment (the "Amendment") effective March 1, 2006 to the Asset Allocation Management Agreement (the "Agreement") dated April 1, 2005 by and between Morningstar Associates, LLC, a Delaware limited liability company with its principal offices at 225 West Wacker Drive, Chicago, Illinois, 60606 ("Manager") and Transamerica Fund Advisors, Inc., a Florida corporation ("TFAI"), investment adviser for Transamerica IDEX Mutual Funds ("Transamerica IDEX"), a Delaware statutory trust of the series type registered under the Investment Company Act of 1940 as an open-end management investment company.

WHEREAS, Manager and TFAI have entered into the Agreement, effective April 1, 2005;

WHEREAS, the Agreement provides that an amendment to the Agreement requires an affirmative vote of a majority of the Trustees of Transamerica IDEX; and

WHEREAS, at a meeting of the Transamerica IDEX Trustees held on November 2, 2005, the Trustees by an affirmative vote approved this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Manager and TFAI agree to amend the Agreement as to the following respects only:

The second paragraph of the recitals to the Agreement is hereby stricken and replaced with the following text:

WHEREAS, TFAI has entered into an Investment Advisory Agreement dated as of May 1, 2002, as amended, ("Advisory Agreement") with Transamerica IDEX to provide investment advisory services to five (5) series of Transamerica IDEX: the TA IDEX Asset Allocation - Conservative Portfolio, TA IDEX Asset Allocation - Moderate Portfolio, TA IDEX Asset Allocation - Moderate Growth Portfolio, TA IDEX Asset Allocation - Growth Portfolio, and TA IDEX International Multi-Manager Fund (together, the "Asset Allocation Funds").

Capitalized terms used herein and not otherwise defined are used herein as defined in the Agreement. All other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

Morningstar Associates, LLC             Transamerica Fund Advisors, Inc.


Signature:                              Signature:
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Name:                                   Name:
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Title:                                  Title:
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Date:                                   Date:
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